News Release

EXHIBIT 99.2
FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES CLOSING OF NON-CORE ASSET SALES

AND PARTICIPATION IN UPCOMING CONFERENCES

DENVER, CO May 31, 2018 - SM Energy Company (the “Company”) (NYSE: SM) announced today that it closed the previously announced sales of its remaining assets in the Williston Basin located in Divide County, North Dakota, and third-party operated assets known as Halff East located in Upton County, Texas, for an aggregate of $292.3 million. After taking into account the January 1, 2018 effective date for each transaction, the net cash proceeds received by the Company was $249.2 million, subject to final purchase price adjustments. Both divestitures closed during May 2018 and have an effective date of January 1, 2018. First quarter 2018 net production from these assets averaged approximately 7,300 Boe per day (82% oil). The Company plans to use the sale proceeds for general corporate purposes, including debt reduction.
UPCOMING CONFERENCE PARTICIPATION
The investor presentation for the following events will be posted to the Company’s website at www.sm-energy.com.

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June 5, 2018 - 2018 RBC Capital Markets Global Energy and Power Executive Conference. President and Chief Executive Officer Jay Ottoson will present at 10:30 a.m. Eastern Time and will also meet with investors in 1x1 settings. This event will not be webcast.

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June 6, 2018 - Bank of America Merrill Lynch 2018 Energy Credit Conference. President and Chief Executive Officer Jay Ottoson will present at 1:40 p.m. Eastern Time and will also meet with investors in 1x1 settings. The presentation will be webcast, accessible from the Company’s website, and available for replay for a limited period.

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June 12, 2018 - Stifel 2018 Cross Sector Insight Conference. President and Chief Executive Officer Jay Ottoson will present at 9:45 a.m. Eastern Time and will also meet with investors in 1x1 settings. The presentation will be webcast, accessible from the Company’s website, and available for replay for a limited period.

FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words "anticipate," "budget," "estimate," "expect," "forecast," "guidance," "plan," "project," "will" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Forward-looking statements in this release include, among other things, expected use of divestiture proceeds. General risk factors include the availability of and access to capital markets; the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and natural gas liquids prices, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and natural gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results; the uncertainty of negotiations to result in an agreement or a completed transaction; the uncertain nature of acquisition, divestiture, joint venture, farm down or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected acquisition, divestiture, joint venture, farm down or similar efforts; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company's commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the Risk Factors section of SM Energy's 2017 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

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